                         HELLER SMALL BUSINESS FINANCE
                                 A DIVISION OF
                             HELLER FINANCIAL, INC.


Flight International, Inc.
Newport News/Williamsburg International Airport
Newport News, VA

Ladies and Gentlemen:

The following shall constitute the terms upon which Heller Financial, Inc. ("Heller") shall act as your sole factor:

SECTION 1.  DEFINITIONS

1.1 "Accounts" - All presently existing and hereafter created accounts, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by Client arising or resulting from the sale of goods or the rendering of services, all proceeds thereof, all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including, but not limited to, the right of stoppage in transit, replevin and reclamation.


1.2 "Account Debtor" - the person, firm, corporation or other entity that is obligated to make payment on an Account.

1.3     "Client" - the addressee of this letter agreement.

1.4 "Collection Date" - one (1) business day after Heller receives notice of receipt of payment of the Account into the Heller lockbox.

1.5 "Dispute" - A dispute or claim, bona fide or otherwise, as to price, terms, quantity, quality or any cause or defense to payment whatsoever.

1.6 "Funding Date" - the date that Heller remits funds to Client against a purchased Account.

1.7 "Interest Rate" - A rate per annum equal to the rate of interest publicly announced from time to time by First National Bank of Chicago as its prime, base or equivalent rate plus the interest add-on set forth on Schedule I.

1.8 "Obligations" - All advances, debts, liabilities, obligations, covenants and duties owing by Client to Heller, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation, invoices for goods or services purchased by Client from any company whose accounts are factored or financed by Heller and indebtedness arising under any guaranty made by Client or issued by Heller on Client's behalf.

1.9     "Reserve" - the unpaid portion of the purchase price.

SECTION 2.  PURCHASE AND PAYMENT

2.1 Client may, from time to time, sell, assign and transfer to Heller and Heller shall purchase from Client certain of Client's Accounts which are acceptable to Heller in its sole discretion. Heller shall have no obligation to purchase any Account and all purchases shall be on a full recourse basis. In the event Heller does not purchase certain of Client's otherwise eligible Accounts relating to US Government Contract No. N00019-96-D-2047 in its sole discretion, then (i) Client shall not be liable for

Client's Initials: /s/ DS             Page 1 of 8      Heller's Initials: /s/ KA
                   -------                                                ------


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        the unpaid balance of the Minimum Fee referenced in Schedule 1 attached hereto, and (ii) without diminishing Heller's rights herein, Client shall have the right thereupon to terminate this Agreement upon payment in full of all Obligations owing to Heller and upon which all collateral security provided to Heller shall be released.

2.2 All Accounts sold to Heller hereunder shall be delivered to Heller together with a form of assignment acceptable to Heller.

2.3 Heller will pay to Client as the purchase price thereof an amount equal to the face amount of the Account less any applicable discount, fees and interest due to Heller as set forth in this Agreement and Schedule I.

2.4 At the time Heller purchases each Account or thereafter Heller may, upon Client's request and at Heller's sole discretion, advance to Client up to the Advance Percentage set forth on Schedule I of the face amount of such Account. The balance of the purchase price will, subject to the Reserve requirements set forth herein, be available to Client one business day after the Collection Date.

SECTION 3.      FEES AND CHARGES

3.1     The computation of the discount fee and/or interest due pursuant to
        Schedule I shall be based on the number of days from Funding Date to Collection Date.

3.2 Client will pay to Heller all fees and interest listed on Schedule I and Client will reimburse Heller for exchanges on checks, charges for returned items and all other bank charges. Client will also pay all miscellaneous charges incurred by Heller as a result of Client requests. Heller may, at its option, charge Client's account for all amounts owing by Client to Heller under this Agreement and all other Obligations.

3.3 In the event that Heller receives payment with respect to an Account that (i) was not purchased by Heller hereunder or (ii) purchased but not funded by Heller hereunder, Heller may endorse and deposit such payment and the amount collected, less an account administration fee as set forth on Schedule I, will be made available to Client one business day after the Collection Date. Heller reserves its right to defer the availability of such payments until Heller receives notice of check clearance. Client acknowledges and agrees that Heller shall have no obligation or liability with respect to such collections or the underlying Accounts other than a duty to turn over to Client the amount collected.

3.4 Heller shall have the right to apply all monies received by Heller in satisfaction of Client's Obligations to Heller, including collections received on Accounts not purchased or purchased but not funded hereunder.

3.5 Client will pay interest on the daily balance of all monies remitted, paid or otherwise advanced to Client or for Client's account, net of all payments received. Interest will be calculated daily at a rate per annum equal to the rate in Schedule I and will be charged to Client's account monthly, in arrears, on the last business day of the month. The Interest Rate listed in Schedule I will also be charged to Client on all other indebtedness due by Client to Heller under this Agreement and on all Obligations, except those specifying a different rate, from the date incurred through the date paid. Any publicly announced decrease or increase in Prime Rate shall result in an adjustment to the Interest Rate on the next business day. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. In no event shall the Interest Rate exceed the maximum rate permitted by applicable law and in the event excess interest is paid, it shall be considered a repayment of the principal.


Client's Initials: /s/ DS     Page 2 of 8           Heller's Initials: /s/ KA
                      ----                                                ----

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SECTION 4.  Representations, Warranties and Covenants

4.1 Client represents, warrants and covenants as to each Account sold and assigned hereunder that, at the time of its assignment, the Account is a valid, bona fide account, representing an undisputed indebtedness incurred by the named account debtor for goods actually sold and delivered or for services completely rendered; there are no setoffs, offsets or counterclaims, genuine or otherwise, against the Account; the Account does not represent a sale to a parent, subsidiary or affiliate or a consignment, sale or return or a bill and hold transaction; no agreement exists permitting any deduction or discount (other than the discount stated on the invoice); Client is the lawful owner of the Account and has the right to sell and assign the same to Heller; the Account is free of all security interests, liens and encumbrances other than those in Heller's favor, and the Account is due and payable in accordance with its terms which shall in no event exceed net 30 days from invoice date; to the best knowledge of Client, the Account Debtor is solvent and will be able to pay the Account in accordance with its terms.

4.2 Client represents, warrants and covenants that all information conveyed to Heller or a broker, consultant, accountant or other person or entity who referred Client to Heller, is true and accurate as of the date such information was conveyed, including all information in any credit application. Client agrees that it will immediately notify Heller of any material change in any such information, financial or otherwise.

4.3 Client shall not grant or suffer to exist any lien upon or security interest in its inventory in favor of any party other than Heller without Heller's prior written consent.

4.4 Client is duly incorporated and in good standing under the laws of the State set forth on Schedule I and qualified in all States where such qualification is required; the execution, delivery and performance of this Agreement have been duly authorized and are not in contravention of any applicable law, its corporate charter or by-laws or any agreement or order by which it is bound.

4.5 Client shall not change its corporate name or the location of its office or open any new offices without giving Heller at least thirty (30) days prior written notice. At the present time, Client carries on business only at the above address and the addresses set forth on Schedule I.

4.6 All books and records pertaining to the Accounts or to any inventory owned by Client shall be maintained solely and exclusively at the above address or the addresses set forth on Schedule I and no such books and records shall be moved or transferred without giving Heller thirty (30) days prior written notice.

4.7 Client shall not sell, lease, transfer or otherwise dispose of all or substantially all of its property or assets, or consolidate with or merge into or with any corporation or entity without Heller's prior written consent.

4.8 After Heller's request, Client shall hold all returned, replevined or reclaimed goods coming into Client's possession in trust for Heller and all such goods shall be segregated and identified as held in trust for Heller's benefit and Client shall, at Heller's request, and at Client's expense, deliver such goods to such place or places as Heller may designate.


4.9 The tradenames or styles set forth on Schedule I are the only tradenames or styles under which Client transacts business; Accounts sold to Heller hereunder and represented by invoices bearing such tradenames or styles are wholly owned by Client; the undertakings, representations and warranties made in connection


Client's Initials:  /s/ DS                           Heller's Initials:  /s/ KA
                       ----                                                 ----


                                  Page 3 of 8
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        therewith shall be identical to and of the same force and effect as those made with respect to invoices bearing Client's corporate name.

4.10 Client may issue, grant or allow discounts, credits and allowances and Client may accept returns in Client's ordinary course of business until Heller notifies Client to the contrary. Discounts, credits or allowances once issued may be claimed only by the Account Debtor.

SECTION 5.  DISPUTES, CHARGEBACKS AND RESERVES

5.1 With respect to any Account, upon (i) the occurrence of a breach of any of the representations or warranties contained in Section 4.1; (ii) the assertion by an Account Debtor of a Dispute; (iii) the Account becoming 90 days past invoice date or (iv) the Account becoming unacceptable to Heller for credit reasons, Heller may charge back such Account to Client and Client shall repay to Heller the face amount of such Account; Client's repayment shall be deemed a collection for the purpose of the Reserve.

5.2 Client shall notify Heller immediately in the event that a customer alleges any Dispute, or returns or desires to return any goods purchased from Client.

5.3 Heller shall have the right to charge back to Client any payment which Heller receives with respect to an Account if such payment is (i) subsequently disgorged by Heller, whether as a result of any proceeding in bankruptcy or otherwise or (ii) returned due to non-sufficient funds or otherwise. Upon the charge back of a payment, the Account may be reinstated as of the original purchase date.

5.4 A charge back shall not constitute a resale to Client of said Account; however, upon payment by Client to Heller of all monies due with respect to such charged back Account, title thereto shall revert to Client, subject, however, to Heller's security interest therein. Client agrees to indemnify and save Heller harmless from and against any and all loss, costs and expenses caused by or arising out of Accounts and the proceeds thereof, including, but not limited to, collection expenses and attorney's fees incurred with respect thereto.

5.5 The aggregate of all Reserves held by Heller shall, at all times, equal or exceed the Required Percentage Reserve set forth on Schedule I of Accounts outstanding. If the amount of the Reserves falls below such amount, Heller may augment the Reserves by withholding payments that would otherwise be made to Client under Section 2.4 hereof.

SECTION 6.  ADMINISTRATION

6.1 (a) At the time Client sells an Account to Heller, Client shall execute and deliver to Heller an assignment schedule together with (i) the original and one copy of each invoice, (ii) acceptable evidence of shipment and/or services fully performed and (iii) upon Heller's request, such other documentation and proofs of delivery as Heller may require. Each invoice shall bear a notice, in form satisfactory to Heller, that it has been sold and assigned to and is payable only to Heller. Heller will mail the original invoice to the Account Debtor. Client agrees to execute and deliver to Heller such further instruments of assignment, financing statements and instruments of further assurance as Heller may reasonably require. Client authorizes Heller to execute on Client's behalf and file such UCC financing statements as Heller may deem necessary in order to perfect and maintain the security interests granted by Client in accordance with this and any other agreement between Client and Heller, and Client further agrees that Heller may file this Agreement or a copy thereof as such UCC financing statement.

Client's Initials: /s/ DS          Page 4 of 8        Heller's Initials: /s/ KA
                   ------                                                ------

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        (b)     Client and/or Heller will notify each Account Debtor of an
        Account purchased by Heller that all payments thereon must be made only to Heller. Heller may also contact an Account Debtor from time to time to verify receipt of such notice and/or to verify delivery of goods or performance of services. If any remittances are made directly to Client, its employees or agents, Client shall act as trustee of an express trust for Heller's benefit, hold the same as Heller's property and deliver the same to Heller forthwith in kind. If Client should come into possession of any remittance which applies to both purchased and unpurchased Accounts, the provisions set forth above shall apply and Client shall turn over possession thereof to Heller and upon collection thereof, Heller shall turn over to Client its portion thereof.

        (c) Heller and/or such designee as Heller may from time to time appoint, are hereby appointed Client's attorney-in-fact to (i) endorse Client's name on any and all checks or other forms of remittances received by Heller where such endorsement is required to affect collection; (ii) receive, open and dispose of all mail addressed to Client and delivered to or received by Heller and (iii) do any and all things necessary and proper to carry out the purpose intended by the Agreement. These powers, being coupled with an interest, are irrevocable.

        (d) Heller may, at all times, have access to, inspect and make extracts from all of Client's records, files and books of account. Client will promptly furnish Heller with all statements prepared by or for Client showing its financial condition and the results of its operations and such other statements as Heller may reasonably require. Client authorizes Heller to communicate directly with its independent certified public accountants and authorizes such accountants to discuss Client's financial condition and statements directly with Heller.

        (e) Client shall promptly deliver to Heller each quarter or sooner upon Heller's request, copies of all completed tax forms required to be filed with any Federal, State or Local agency or department together with copies of all tax payments made by Client.

6.2 Heller shall render a monthly Statement of Account to Client within twenty (20) days after the end of each month. Such Statement of Account shall constitute an account stated unless Client makes written objection thereto within thirty (30) days from the date such statement is mailed to Client.

6.3 Client authorizes Heller to disclose such information as Heller deems appropriate to persons making credit inquiries about Client.

SECTION 7.      Collateral Security

        As collateral security for all Obligations, Client hereby assigns and grants to Heller a continuing security interest in: (i) all of Client's presently existing and hereafter created Accounts and general intangibles and the proceeds thereof arising from or relating to U.S. Government Contract #N00019-96-D-2047; (ii) all monies, securities and other property now or hereafter held or received by, or in transit to Heller from or for Client, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of Client's deposits, Reserves, and credit balances in Heller's possession; (iii) all returned, reclaimed or repossessed goods and the documents evidencing or relating to such goods; (iv) all books, records and other property at any time evidencing or relating to any of the foregoing; and (v) the proceeds of any of the foregoing, including without limitation, the proceeds of any insurance policies covering any of the foregoing. Recourse to the collateral security herein provided shall not be required, and Client shall at all times remain liable for the payment and performance of all Obligations upon demand by Heller.


Client's Initials: /s/ DS        Page 5 of 8          Heller's Initials: /s/ KA
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SECTION 8.  EVENTS OF DEFAULT

The occurrence of any of the following acts or events shall constitute an Event of Default: (a) if Client fails to make payment of any of its Obligations when due, (b) if Client fails to make any remittance required by this Agreement, (c) if Client commits any breach of any of the terms, representations, warranties, covenants, conditions or provisions of this Agreement, or of any present or future supplement or amendment hereto or of any other agreement between us, (d) if Client becomes insolvent, unable or fails to meet any its debts to third parties as they mature, (e) if Client delivers to Heller a false financial statement, (f) if Client calls, or has called by a third party, a meeting of creditors, (g) if Client has commenced by or against it any bankruptcy proceeding, insolvency, arrangement or similar proceeding,
(h) if Client suspends or discontinues doing business for any reasons, (i) if a receiver or trustee of any kind is appointed for Client or any of its property,
(j) if any guarantor of Client's Obligations shall become insolvent or have commenced by or against such guarantor any bankruptcy proceeding, insolvency, arrangement or similar proceeding, (k) if any guaranty of Client's Obligations is terminated, (l) if, without Heller's consent, any change of ownership occurs with respect to more than forty (40%) percent of Client's capital stock; (m) any liens, levies of attachments, executions, tax assessments or similar process shall be filed or issued, or notice thereof, against any collateral granted to Heller; and (n) Heller shall not have received an executed Corporate Guaranty from Client's parent company, Flight International Group, Inc. on or before December 15, 1996.

Upon the occurrence of an Event of Default, Heller shall have the right to (i) terminate this Agreement and all other arrangements existing between Heller forthwith and without notice, and all of Client's Obligations shall mature and become immediately due and payable; (ii) withhold any further payments to Client until all Obligations have been paid in full; (iii) remove from Client's premises all records, files and books relating to Accounts; (iv) notify all Account Debtors of Heller's security interest in Accounts and instruct them to make all payments only to Heller; (v) settle, compromise, adjust or litigate all Disputes on such terms as Heller deems advisable; and (vi) notify the Postal Authority to redirect Client's mail to Heller's offices. In addition, Heller shall have all of the rights of a secured party under the Uniform Commercial Code, including, without limitation, the right to take possession of any collateral in which Heller has a security interest and to dispose of same at public or private sale and Client will be liable for any deficiency. Heller shall not be required to proceed against any collateral but may proceed against Client directly. In the event Heller institutes suit against Client or seeks to enforce any of Heller's rights against the collateral, Client agrees to pay all of Heller's costs and reasonable attorney's fees.

SECTION 9.  TERM AND TERMINATION

This Agreement shall continue in full force and effect for an initial period of twenty four (24) months, subject to the Minimum Fee provision contained in
Schedule I attached hereto, and shall automatically renew thereafter for like periods of time unless terminated by Client giving Heller not less than thirty
(30) days written notice prior to any renewal date; provided, however, that absent an Event of Default, Heller may terminate this Agreement at any time upon thirty (30) days prior written notice. Notice of termination shall be given by messenger, registered or certified mail or commercial delivery service, provided, however, that Client shall not terminate this Agreement so long as Client is indebted or obligated to Heller in connection with any other financing arrangements. Notwithstanding such notice of termination, our respective rights and Client's obligations hereunder shall not be affected by such termination and all terms, provisions and conditions hereof, including, but not limited to, the security interest hereinabove granted to Heller,


Client's Initials: /s/ DS        Page 6 of 8          Heller's Initials: /s/ KA
                   ------                                                ------
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        shall continue in full force and effect and Heller shall have no obligation to release any Reserves or otherwise turn over any funds collected until all Obligations have been paid in full. All of the representations, warranties and covenants made herein shall survive the termination of this Agreement.

SECTION 10.  MODIFICATIONS

        This Agreement cannot be changed or terminated orally; it constitutes the entire agreement between us and shall be binding upon our respective successors and assigns, but may not be assigned by Client without Heller's prior written consent. No delay or failure on Heller's part in exercising any right, privilege, or option hereunder shall operate as a waiver thereof or of any other right, privilege or option. No waiver whatsoever shall be valid unless in writing, signed by Heller, and then only to the extent therein set forth. If any term or provision of this Agreement is held invalid under any statute, rule or regulation of any jurisdiction competent to make such a decision, the remaining terms and provisions shall not be affected, but shall remain in full force and effect.

SECTION 11.  GOVERNING LAW, VENUE AND WAIVER OF JURY

        THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS. CLIENT HEREBY CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF ILLINOIS. IF CLIENT PRESENTLY IS, OR IN THE FUTURE BECOMES, A NON-RESIDENT OF THE STATE OF ILLINOIS, CLIENT HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO CLIENT, AT ITS ADDRESS APPEARING IN HELLER'S RECORDS AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID. ANY CLAIM BY CLIENT AGAINST HELLER SHALL BE BROUGHT IN THE STATE OF ILLINOIS ONLY. CLIENT HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING UNDER OR RELATING TO THIS AGREEMENT.

SECTION 12.  ACCEPTANCE

        This proposal is submitted to Client unsigned and shall become effective only when signed by Heller.

                                        Very truly yours,

                                        HELLER FINANCIAL, INC.

                                        By: /s/ Kim A. Anderson
                                           ----------------------------

                                        Name: Kim A. Anderson
                                             --------------------------

                                        Title: Vice President
                                              --------------------------

Accepted and agreed to:                 Effective Date: October 16, 1996
                                                       -----------------
FLIGHT INTERNATIONAL, INC.

By: /s/ David E. Sandlin
   ----------------------------

Name: David E. Sandlin
     --------------------------

Title: President
      -------------------------

Client's Initials: /s/ DS         Page 7 of 8    Heller's Initials: /s/ KA
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
                                   SCHEDULE 1
                       TO THE FACTORING AGREEMENT BETWEEN
                           HELLER FINANCIAL, INC. AND
                           FLIGHT INTERNATIONAL, INC.

1.      ADVANCE PERCENTAGE:     Eighty (80) percent

2.      DISCOUNT FEE SCHEDULE:

        DAYS (FROM FUNDING DATE                 DISCOUNT FEE
        TO COLLECTION DATE)                     (PERCENTAGE OF ACCOUNT)

        1 to 90 days                                    .8%

** In the event Heller is unable to charge-back an Account pursuant to the terms herein, Discount Fees will continue to accrue at the rate of one (1%) percent for each 10 day period or part thereof until Client re-purchases said Account from Heller or the Account is actually charged-back.

3.      INTEREST RATE:                  Prime + 1%

4.      CLOSING FEE:                    N/A

5.      APPLICATION/AUDIT FEE:          $1,000.00

6.      WIRE TRANSFER FEE:              $10 per wire.

7.      ACCOUNT ADMINISTRATION FEE:     N/A

8. MINIMUM FEE: Client agrees to pay to Heller minimum earned fees (fees earned by the collection of an Account), inclusive of all interest charges, of $60,000.00 per annum ("Minimum Fee"). The difference, if any, between the Minimum Fee and the actual fees earned by Heller during such period shall be payable on the last business day of the month at the expiration of such period. For purposes hereof, the Minimum Fee shall be pro-rated during the first month of the effective date hereof and thereafter be calculated on an annual basis. Notwithstanding the foregoing, Heller agrees to waive the minimum fee during the second twelve month period only if Client obtains traditional bank financing and only if Heller is paid in full from the proceeds of such financing. Client remains liable on a pro-rata basis for the minimum fee during the second twelve month period for each month, or part thereof, the Agreement remains in effect prior to Client obtaining such traditional bank financing.

9.      REQUIRED RESERVE PERCENTAGE:    Twenty (20) percent

10.     WIRE TRANSFER DIRECTIONS:       BANK NAME    ___________________________
                                        ACCOUNT NAME ___________________________
                                        ACCOUNT NO.  ___________________________
                                        ROUTING NO.  ___________________________

11.     STATE OF INCORPORATION:         Georgia

12.     BUSINESS LOCATION(S):           Arizona, California, Virginia
                                        _____________________________
        OTHER THAN LISTED ABOVE         _____________________________

13.     TRADENAMES AND STYLES:          Smart Crow
                                        _____________________________

Client's Initials: /s/ DS         Page 8 of 8          Heller's Initials: /s/ KA
                   ______                                                 ______

                            CERTIFICATE OF VALIDITY

        FOR VALUE RECEIVED, and to induce HELLER FINANCIAL, INC. ("Heller") to enter into a Factoring Agreement with FLIGHT INTERNATIONAL, INC., a Georgia corporation ("Client"), effective as of October 16, 1996, (the "Factoring Agreement"), and to induce Heller to factor and to make advances pursuant to the Factoring Agreement, the undersigned hereby unconditionally certifies to Heller, its successors and assigns, for as long as the undersigned shall remain an officer of Client, as follows:

        1. All Accounts, as such term is defined in the Factoring Agreement, are and will be subsisting, valid, genuine and authentic.

        2. Each and every Account listed in a Schedule of Accounts, except as otherwise clearly set forth in such Schedule, shall represent the obligation of a bona fide buyer in the ordinary course of business which will be due and owing in accordance with the terms set forth on the assigned invoice.

        3. Any proceeds of Accounts required by the terms of the Factoring Agreement to be held by Client in trust as property of Heller will be so held and will be delivered to Heller in the identical form as received by Client and/or as requested by Heller. No payments will knowingly be directed to third parties without Heller's prior written consent. Written consent by Heller shall be valid only to the extent therein set forth and shall not in any way operate as a waiver of any right, privilege or option hereunder or under the Factoring Agreement.

        4. All reports, statements and schedules of Client submitted pursuant to the Factoring Agreement shall be true and accurate in all respects, including, but not limited to, quantities, identification of items, date, delivery and sales price thereof.

        5. The undersigned will, at all reasonable times, and at the request of Heller, assist Heller in the collection and liquidation of the Accounts.

        IN WITNESS WHEREOF, this Certificate has been duly sealed, executed and delivered by the undersigned this 8th day of October, 1996.


                                     /s/ Wayne M. Richmon
                                     ------------------------------------------
                                     Wayne M. Richmon, Executive Vice
                                     President/Chief Financial Officer/Director


SUBSCRIBED and SWORN to before me
this 8 day of October, 1996


/s/ Ann P. Campbell
-----------------------------------
           NOTARY PUBLIC
My Commission Expires: 7/31/98

                            CERTIFICATE OF VALIDITY

        FOR VALUE RECEIVED, and to induce HELLER FINANCIAL, INC. ("Heller") to enter into a Factoring Agreement with FLIGHT INTERNATIONAL, INC., a Georgia corporation ("Client"), effective as of October 16, 1996, (the "Factoring Agreement"), and to induce Heller to factor and to make advances pursuant to the Factoring Agreement, the undersigned hereby unconditionally certifies to Heller, its successors and assigns, for as long as the undersigned shall remain an officer of Client, as follows:

        1. All Accounts, as such term is defined in the Factoring Agreement, are and will be subsisting, valid, genuine and authentic.

        2. Each and every Account listed in a Schedule of Accounts, except as otherwise clearly set forth in such Schedule, shall represent the obligation of a bona fide buyer in the ordinary course of business which will be due and owing in accordance with the terms set forth on the assigned invoice.

        3. Any proceeds of Accounts required by the terms of the Factoring Agreement to be held by Client in trust as property of Heller will be so held and will be delivered to Heller in the identical form as received by Client and/or as requested by Heller. No payments will knowingly be directed to third parties without Heller's prior written consent. Written consent by Heller shall be valid only to the extent therein set forth and shall not in any way operate as a waiver of any right, privilege or option hereunder or under the Factoring Agreement.

        4. All reports, statements and schedules of Client submitted pursuant to the Factoring Agreement shall be true and accurate in all respects, including, but not limited to, quantities, identification of items, date, delivery and sales price thereof.

        5. The undersigned will, at all reasonable times, and at the request of Heller, assist Heller in the collection and liquidation of the Accounts.

        IN WITNESS WHEREOF, this Certificate has been duly sealed, executed and delivered by the undersigned this 8th day of October, 1996.


                                   /s/ David E. Sandlin
                                   --------------------------------------------
                                   David E. Sandlin, Chairman and President


SUBSCRIBED and SWORN to before me
this 8th day of October, 1996

/s/ Ann P. Campbell
---------------------------------
          NOTARY PUBLIC
My Commission Expires: 7/31/98

                                   RESOLUTION

        RESOLVED, that the action of David E. Sandlin, President, in entering into on behalf of FLIGHT INTERNATIONAL, INC. (the "Corporation") that certain Factoring Agreement effective as of October 16, 1996, with HELLER FINANCIAL, INC. ("Heller") relating to the factoring of the Corporation's sales and the assignment of accounts, be and the same is hereby ratified and approved and declared binding on this Corporation, and the President, any Vice President, Secretary, Treasurer or any other officer or agent of this Corporation be and they are hereby severally authorized and empowered to carry out and/or from time to time to modify said agreement or the terms and provisions thereof and from time to time to sell, assign, deliver, endorse, negotiate, or otherwise transfer to Heller and its assigns any and all sales, accounts and receivables now or hereafter belonging to or acquired by this Corporation, and for said purposes to execute and deliver any and all assignments, schedules, contracts, agreements or other instruments in respect thereof, and to do and perform all such other acts and things deemed by such officer or agent necessary, convenient or proper to carry out or modify any such agreement and arrangements with Heller hereby ratifying, approving and confirming all that any said officers or agents have done or may do in the premises.

        I, Ann P. Campbell, do hereby certify that I am the Secretary of Flight International, Inc., a corporation organized and existing under and by virtue of the laws of the State of Georgia, having its principal place of business in the City of Newport News, State of Virginia; that I am the keeper of the corporate records and the seal of said Corporation; that the foregoing is a true and correct copy of a resolution duly adopted and ratified at a special meeting of the Board of Directors of said Corporation duly convened and held in accordance with its bylaws and the laws of said State at the office of said Corporation in the City of Newport News, State of Virginia, on the 8th day of October, 1996, as taken and transcribed by me from the minutes of said meeting and compared by me with the original of said resolution recorded in said minutes, and that the same has not in any way been modified, repealed or rescinded but is in full force and effect; that the within and foregoing agreement is the agreement referred to in said resolution and was duly executed pursuant thereto.

        I do further certify that the following are the officers of said corporation, and their signatures, namely:


David E. Sandlin                            By: /s/ DAVID E. SANDLIN
----------------------------------------        --------------------------------
Chairman and President, David E. Sandlin

Wayne M. Richmon                            By: /s/ WAYNE M. RICHMON
----------------------------------------        --------------------------------
Executive Vice President and
Chief Financial Officer, Wayne M. Richmon

Ann P. Campbell                             By: /s/ ANN P. CAMPBELL
----------------------------------------        --------------------------------
Secretary

Wayne M. Richmon                            By: /s/ WAYNE M. RICHMON
----------------------------------------        --------------------------------
Treasurer

        Witness my hand and seal of said Corporation this 8th day of October, 1996.

                                            By: /s/ ANN P. CAMPBELL
                                                --------------------------------
                                                           Secretary
(Attach Corporate Seal here)